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                                                                     Exhibit 4.3

                          REGISTRATION RIGHTS AGREEMENT

                           Dated as of March 21, 2003

                                  by and among

                          THE NEWS CORPORATION LIMITED,

                           NEWS AMERICA INCORPORATED,

                        NEWS CORPORATION FINANCE TRUST II

                                       and

                            SALOMON SMITH BARNEY INC.

                                       and

       J.P. MORGAN SECURITIES INC., as the representatives of the Initial
                                   Purchasers

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                          REGISTRATION RIGHTS AGREEMENT

         This Registration Rights Agreement (the "Agreement") is made and entered into as of March 21, 2003 by and among THE NEWS CORPORATION LIMITED, a South Australia corporation (A.C.N. 007 910 330) ("News Corporation"), NEWS AMERICA INCORPORATED, a Delaware corporation (the "Company"), NEWS CORPORATION FINANCE TRUST II, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), and J.P. MORGAN SECURITIES INC. and SALOMON SMITH BARNEY INC., as representatives of the Initial Purchasers listed on Annex I (collectively, the "Initial Purchasers").

         This Agreement is made pursuant to the Purchase Agreement dated as of March 18, 2003, by and among the Company, News Corporation and certain of its subsidiaries from time to time serving as guarantors under the Indenture (as hereinafter defined) (the "Subsidiary Guarantors" and collectively with News Corporation, the "Guarantors"), the Trust and the Initial Purchasers (the "Purchase Agreement"), which provides, among other things, for the sale by the Trust to the Initial Purchasers of up to $1,750,000,000 of the Trust's 0.75% Senior Exchangeable BUCS, (the "Exchangeable Preferred Securities") with an original liquidation preference of $1,000 per Exchangeable Preferred Security. Pursuant to the terms of the Declaration (as defined below), (i) the Exchangeable Preferred Securities are exchangeable into BSkyB Ordinary Shares or BSkyB ADSs (as such terms are defined below) or, at the Company's option, cash, or a combination thereof, (ii) the Exchangeable Preferred Securities are subject to redemption at various times, in exchange for BSkyB Ordinary Shares or BSkyB ADSs or cash, or a combination thereof, at the Company's option, and (iii) the Holders of the Exchangeable Preferred Securities shall have the right to require the Company to repurchase the Exchangeable Preferred Securities in exchange for BSkyB Ordinary Shares, or BSkyB ADSs, News Corporation Preferred ADSs (as hereinafter defined) or cash, or a combination thereof, at News Corporation's option. In order to induce the Initial Purchasers to enter into the Purchase Agreement, News Corporation, the Company and the Trust have agreed to provide, and News Corporation has agreed to cause the Subsidiary Guarantors to provide, to the Initial Purchasers and their direct and indirect transferees, the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the closing under the Purchase Agreement.

         In consideration of the foregoing, the parties hereto agree as follows:

         1. Definitions

         As used in this Agreement, the following capitalized defined terms shall have the following meanings:

         "Additional Interest" shall have the meaning set forth in Section 2.4 hereof.

         "Advice" shall have the meaning set forth in the last paragraph of
Section 3 hereof.

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         "Affiliates" shall mean with respect to any specified Person, any other
Person directly or indirectly controlling or controlled by or under direct or indirect common control with the specified Person.

         "Agreement" shall have the meaning set forth in the preamble.

         "Beneficial Owner" shall mean (i), in the case of a Debenture held in certificated form, the Holder of such Debenture and (ii), in the case of a Debenture held through the Depositary, the Person identified in the records of the Depositary's direct or indirect participants as the owner of such Debenture; provided, however, that in the case of a Holder described in clause (ii), such Holder is identified to the Company in accordance with this Agreement.

         "BSkyB" shall mean British Sky Broadcasting Group plc, a public limited company incorporated under the laws of England and Wales.

         "BSkyB ADRs" shall mean American Depositary Receipts evidencing BSkyB ADSs issued from time to time by the BSkyB Depositary.

         "BSkyB ADSs" shall mean American Depositary Shares, evidenced by BSkyB ADRs, issued from time to time by the BSkyB Depositary, each such share representing, as of the date hereof four BSkyB Ordinary Shares.

         "BSkyB Depositary" shall mean depositary pursuant to the terms of a Deposit Agreement, dated as of December 9, 2002, among BSkyB, The Bank of New York and the holders from time to time of BSkyB ADSs, as such agreement may be amended or modified, or any deposit agreement entered into by BSkyB in substitution or replacement thereof.

         "BSkyB Ordinary Shares" shall mean the ordinary shares, nominal value 50p per share, of BSkyB.

         "BSkyB Securities" shall mean the BSkyB ADSs and the BSkyB Ordinary Shares deliverable upon exchange or redemption of the Exchangeable Preferred Securities and the Debentures.

         "Business Day" shall mean a day that is not a Saturday, a Sunday, or a day on which banking institutions in New York, New York are authorized or required to be closed.

         "Closing Date" shall mean the Closing Time as defined in the Purchase Agreement.

         "Company" shall have the meaning set forth in the preamble and shall also include the Company's successors.

         "Debentures" shall mean the Company's 0.75% Senior Debentures due 2023 issued pursuant to the Indenture.

         "Debt Guarantees" shall mean the full and unconditional guarantees by the Guarantors of the Company's obligations under the Debentures, as set forth in the Indenture.

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         "Declaration" shall mean the Amended and Restated Declaration of Trust, dated as of March 21, 2003, among the Company, as sponsor, The Bank of New York, as property trustee, The Bank of New York (Delaware), as Delaware trustee (the "Delaware Trustee"), and the regular trustees named therein.

         "Depositary" shall mean The Depository Trust Company, or any other depositary appointed by the Company; provided, however, that such depositary must have an address in the Borough of Manhattan, in The City of New York.

         "Effectiveness Period" shall have the meaning set forth in Section 2.1 hereof.

         "Event Date" shall have the meaning set forth in Section 2.4 hereof.

         "Exchangeable Preferred Securities" shall have the meaning set forth in the second paragraph of this Agreement.

         "Exchangeable Preferred Securities Guarantee" shall mean the guarantee by News Corporation, as set forth in the Exchangeable Preferred Securities Guarantee Agreement, of the payment of distributions and the amount payable upon redemption of the Exchangeable Preferred Securities and the liquidation preference of the Exchangeable Preferred Securities, in each case, to the extent the Company or any Guarantor has made a payment to the property trustee of the Trust of interest or principal on the Debentures.

         "Exchangeable Preferred Securities Guarantee Agreement" shall mean the Guarantee, dated as of March 21, 2003, between News Corporation and the Initial Purchasers.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

         "Guarantees" shall mean the Exchangeable Preferred Securities Guarantee and the Debt Guarantees.

         "Guarantors" shall have the meaning set forth in the second paragraph of this Agreement.

         "Holder" shall mean the Initial Purchasers, for so long as either of them owns, beneficially or otherwise, any Registrable Securities, and each of their respective successors, assigns and direct and indirect transferees who become Holders of Exchangeable Preferred Securities or Debentures.

         "Indenture" shall mean the Indenture, dated as of March 21, 2003, among the Company, News Corporation, the Subsidiary Guarantors and the Bank of New York, as trustee, relating to the Debentures.

         "Initial Purchasers" shall have the meaning set forth in the preamble.

         "Inspectors" shall have the meaning set forth in Section 3(m) hereof.

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         "Majority Holders" shall mean the Holders of a majority of (i) the aggregate adjusted liquidation value, as determined under the Declaration, of the then outstanding Exchangeable Preferred Securities that are Registrable Securities, but without taking into account accrued but unpaid distributions, or
(ii) if the Debentures have been distributed to the Holders, the aggregate principal amount at maturity, as determined under the Indenture, of the outstanding Debentures that are Registrable Securities.

         "NASD" shall mean the National Association of Securities Dealers, Inc.

         "News Corporation" shall have the meaning set forth in the preamble.

         "News Corporation Depositary" shall mean the depositary pursuant to the terms of an amended and restated Deposit Agreement, dated as of December 3, 1996, among News Corporation, Citibank, N.A. and the holders from time to time of News Corporation Preferred ADSs, as such agreement may be amended or modified, or any deposit agreement entered into by News Corporation in substitution or replacement thereof.

         "News Corporation Preferred ADRs" shall mean American Depositary Receipts evidencing News Corporation Preferred ADSs issued from time to time by the News Corporation Depositary.

         "News Corporation Preferred ADSs" shall mean American Depositary Shares, evidenced by News Corporation Preferred ADRs, issued from time to time by the News Corporation Depositary, each such share representing, as of the date hereof four News Corporation Preferred Ordinary Shares.

         "News Corporation Preferred Ordinary Shares" shall mean the preferred limited voting ordinary shares of News Corporation.

         "News Corporation Securities" shall mean the News Corporation Preferred ADSs and News Corporation Preferred Ordinary Shares deliverable upon redemption of the Exchangeable Preferred Securities or the Debentures at the option of the Holders.

         "NYSE" shall mean the New York Stock Exchange.

         "Person" shall mean an individual, partnership (general or limited), corporation, limited liability company, trust or unincorporated organization, or a government or agency or political subdivision thereof.

         "Prospectus" shall mean the prospectus included in the Shelf Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including any such prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by the Shelf Registration Statement, and by all other amendments and supplements to a prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

         "Purchase Agreement" shall have the meaning set forth in the second paragraph of this Agreement.

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         "Records" shall have the meaning set forth in Section 3(m) hereof.

         "Registrable Securities" shall mean the Securities; provided, however, that (i) any Securities (other than the BSkyB Securities) shall cease to be Registrable Securities when (A) a Registration Statement with respect to such Securities shall have been declared effective under the Securities Act and such Securities shall have been disposed of, (B) such Securities (other than any such Securities held by the Company, the Guarantors, the Trust or BSkyB or their Affiliates) shall be eligible for sale under Rule 144(k) (or any similar provision then in force, but not Rule 144A) under the Securities Act or shall otherwise be freely tradable without registration under the Securities Act, or
(C) such Securities shall have ceased to be outstanding, and (ii) any BSkyB Securities shall cease to be Registrable Securities when (A) a Registration Statement with respect to such BSkyB Securities shall have been declared effective under the Securities Act and such BSkyB Securities have been distributed to the Holders, (B) the Exchangeable Preferred Securities or Debentures in respect of which such BSkyB Securities may be distributed cease to be outstanding, or (C) such Securities shall be eligible for sale under Rule 144(k) (or any similar provision then in force, but not Rule 144A) under the Securities Act or shall otherwise be freely tradable without registration under the Securities Act.

         "Registrants" shall mean News Corporation, the Company, the Trust, the Subsidiary Guarantors and BSkyB.

         "Registration Default" shall have the meaning set forth in Section 2.4 hereof.

         "Registration Expenses" shall mean any and all reasonable expenses incident to performance of or compliance by News Corporation, the Company and the Trust with this Agreement, including without limitation: (i) all SEC or stock exchange registration and filing fees, (ii) all reasonable fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel for the Initial Purchasers in connection with blue sky qualification of any of the Registrable Securities), (iii) all reasonable expenses of any Persons (other than the Holders or Persons acting on the request of the Holders) in preparing or assisting in preparing, word processing, printing and distributing any Shelf Registration Statement, any Prospectus, any amendments or supplements thereto, and other documents relating to the performance of and compliance with this Agreement, (iv) all fees and expenses incurred in connection with the listing, if any, of any of the Registrable Securities on any securities exchange or exchanges, (v) all rating agency fees, (vi) the reasonable fees and disbursements of counsel for the Registrants and of the independent public accountants of the Registrants, including the expenses of any special audits required by or incident to such performance and compliance, (vii) the reasonable fees and expenses of the Trustees and any custodian, (viii) the reasonable fees and expenses incurred in connection with the listing of the Registrable Securities on the NYSE; and (ix) all reasonable fees and expenses of the Special Counsel, but excluding other counsel fees and any discounts, commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by the Holders.

         "Registration Statement" shall mean any Shelf Registration Statement.

         "Registration Suspension" shall have the meaning set forth in Section
2.4 hereof.

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         "SEC" shall mean the Securities and Exchange Commission or any successor agency or government body performing the functions currently performed by the Securities and Exchange Commission.

         "Securities" shall mean, collectively, the Exchangeable Preferred Securities, the Debentures, the Guarantees and the Exchangeable Preferred Securities Guarantees and the BSkyB Securities.

         "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

         "Shelf Registration" shall mean any registration effected pursuant to
Section 2.1 hereof.

         "Shelf Registration Statement" shall mean any "shelf" registration statement or registration statements of any Registrant filed pursuant to the provisions of Section 2.1 hereof, which cover any of the Securities and all amendments to any such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

         "Special Counsel" shall mean one counsel designated in writing by the Majority Holders to act as counsel to the Holders of the Registrable Securities in connection with a Shelf Registration Statement.

         "Subsidiary Guarantors" shall have the meaning set forth in the second paragraph of this Agreement.

         "TIA" shall have the meaning set forth in Section 3(k) hereof.

         "Trustees" shall mean any and all trustees with respect to (i) the Exchangeable Preferred Securities under the Declaration and (ii) the Debentures and the Guarantees under the Indenture.

         2. Registration under the Securities Act.

            2.1 Shelf Registration. (a) News Corporation, the Company and the Trust shall, subject to Section 2.2 hereof, at News Corporation's and the Company's cost, (i) prepare and, as soon as practicable but not later than 120 days following the Closing Date, file with the SEC a Shelf Registration Statement on an appropriate form under the Securities Act covering the resale of the Securities (other than the BSkyB Securities) and (ii) use their reasonable best efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act within 180 days following the Closing Date; (b) News Corporation shall, subject to Section 2.2 hereof, at News Corporation's and the Company's cost, use its reasonable best efforts to cause BSkyB to use its reasonable best efforts to prepare and file a Shelf Registration Statement on an appropriate form under the Securities Act covering the BSkyB Securities and to cause such Shelf Registration Statement to be declared effective under the Securities Act on or prior to April 2, 2004; (c) News Corporation, the Company and the Trust shall use their reasonable best efforts (and News Corporation shall use its reasonable best efforts to cause BSkyB to use its reasonable best efforts, solely with respect to the registration of the BSkyB Securities on any Shelf Registration Statement) to keep each such Shelf Registration Statement continuously effective in order to permit the Prospectus forming part thereof to be usable (i) with respect to the Securities

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(other than the BSkyB Securities), for a period of two years from the later of the original issue date of the Exchangeable Preferred Securities or the latest issue date of any Exchangeable Preferred Securities issued upon exercise of the Initial Purchasers' option to purchase additional Exchangeable Preferred Securities under the Purchase Agreement, or for such shorter period that will terminate when all such Securities covered by the Shelf Registration Statement cease to be Registrable Securities, and (ii) with respect to the BSkyB Securities, until all such BSkyB Securities cease to be Registrable Securities (each such period, as applicable, being the "Effectiveness Period"); provided, however, that the Effectiveness Period in respect of the Shelf Registration Statement shall be extended up to a maximum of 90 days if necessary to permit dealers to comply with the applicable prospectus delivery requirements of Rule 174 under the Securities Act and as otherwise provided herein; and (d) notwithstanding any other provisions hereof, News Corporation, the Company and the Trust shall use their reasonable best efforts to ensure that (i) each Shelf Registration Statement and any amendment thereto and any Prospectus forming part thereof and any supplement thereto complies in all material respects with the Securities Act and the rules and regulations thereunder, (ii) such Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any Prospectus forming part of such Shelf Registration Statement, and any supplement to such Prospectus (as amended or supplemented from time to time), does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading.

            Notwithstanding anything to the contrary contained in this Agreement, no Registrant shall be required to file a post-effective amendment to the Registration Statement or to amend or supplement any Prospectus in order to include any information regarding any selling Holder (as to which information was not previously included in a Prospectus) that requests in writing that it be covered by any such amendment or supplement (i) more than once in any 90-day period or (ii) unless Exchangeable Preferred Securities with an aggregate adjusted liquidation value, but without taking into account accrued but unpaid distributions (as determined under the Declaration), of at least $100,000,000 (or Debentures with an equal aggregate principal amount at maturity) are being registered on behalf of such Holders. Such Registrants shall be entitled, in their sole discretion, to aggregate any and all requests from selling Holders with respect to the preparation of any such post-effective amendment or amendment or supplement to any Prospectus and to control the timing of the filing or use thereof.

         2.2 Expenses. News Corporation and the Company shall pay all Registration Expenses in connection with any Shelf Registration pursuant to
Section 2.1 hereof. Each Holder shall pay all underwriting expenses, discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Securities pursuant to any Shelf Registration Statement.

         2.3 Effectiveness. Each of News Corporation, the Company and the Trust will be deemed not to have used its reasonable best efforts to cause any Shelf Registration Statement to become, or to remain, effective during the requisite period if it voluntarily takes any action that would, or omits to take any action which omission would, result in such Shelf

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Registration Statement not being declared effective or in the Holders of
Securities covered thereby not being able to offer and sell such Securities during that period as and to the extent contemplated hereby, unless (i) such action or omission from acting is required by applicable law, or (ii) such action or omission from acting is taken by News Corporation, the Company or the Trust in good faith and for valid business reasons (not including avoidance of its obligations hereunder), including the acquisition or divestiture of assets, so long as News Corporation, the Company or the Trust, as the case may be, promptly thereafter complies with the requirements of Section 3(i) hereof, if applicable. Notwithstanding the foregoing, the only remedies available under this Agreement for the failure of News Corporation, the Company and/or the Trust to satisfy the obligations set forth in this Section 2.3 and Sections 2.1 and 3 hereof shall be payment by the Company of the Additional Interest (and the payment by the Trust of the corresponding additional distributions on the Exchangeable Preferred Securities, as provided in the Declaration) as set forth in Section 2.4 hereof and the remedy of specific enforcement provided by Section
2.5 hereof.

            A Shelf Registration Statement will not be deemed to have become effective unless it has been declared effective by the SEC; provided, however, that if, after it has been declared effective, the offering of Securities pursuant to a Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, the Shelf Registration Statement will be deemed not to have become effective during the period of such interference, until the offering of Securities pursuant to the Shelf Registration Statement may legally resume.

         2.4 Additional Interest. The Indenture executed in connection with the Securities provides that in the event that either (a) any Shelf Registration Statement described in Section 2.1(a) hereof is not filed with the Commission on or prior to the 120th calendar day following the Closing Date, (b) such Shelf Registration Statement has not been declared effective on or prior to the 180th calendar day following the Closing Date or (c) a Shelf Registration Statement described in Section 2.1(b) hereof with respect to the BSkyB Securities has not been declared effective on or prior to the date specified in Section 2.1(b) (each such event referred to in clauses (a), (b) and (c) above, a "Registration Default"), the interest rate borne by the Debentures shall be increased ("Additional Interest"), (i) initially, by one quarter of one percent (0.25%) per annum of the principal amount of the Debentures upon the occurrence of a Registration Default, and thereafter (ii) by an additional one quarter of one percent (0.25%) per annum if such Registration Default continues for more than 90 days (and such increase will be in addition to the increase set forth in clause (i) and will take effect beginning on the 91st day of such Registration Default), and thereafter (iii) by an additional one half of one percent (0.50%) per annum if such Registration Default continues for more than 180 days (and such increase will be in addition to the increase set forth in clauses (i) and
(ii) and will take effect beginning on the 181st day of such Registration Default), and thereafter (iv) by an additional one half of one percent per annum if such Registration Default continues for more than 270 days (and such increase will be in addition to the increase set forth in clauses (i), (ii) and (iii) and will take effect beginning on the 271st day of such Registration Default).

            If a Shelf Registration Statement filed pursuant to Section 2.1(a) or 2.1(b) hereof is declared effective but becomes unusable by the Holders of Securities covered by the Shelf Registration Statement for any reason, and the aggregate number of days for which the



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Shelf Registration Statement shall not be usable shall exceed 30 consecutive days (which period may be increased by up to 15 days in the circumstances described in the last paragraph of Section 3 of this Agreement) or exceed 90 days during any consecutive twelve-month period (a "Registration Suspension"), then the interest rate borne by the Debentures shall be increased (which increased interest shall also be deemed to be "Additional Interest" hereunder),
(i) initially, by one quarter of one percent (0.25%) per annum of the principal amount of the Debentures upon the occurrence of a Registration Suspension, and thereafter (ii) by an additional one quarter of one percent (0.25%) per annum if such Registration Suspension continues for more than 90 days (and such increase will be in addition to the increase set forth in clause
(i) and will take effect beginning on the 91st day of such Registration Suspension), and thereafter (iii) by an additional one half of one percent (0.50%) per annum if such Registration Suspension continues for more than 180 days (and such increase will be in addition to the increase set forth in clauses
(i) and (ii) and will take effect beginning on the 181st day of such Registration Suspension), and thereafter (iv) by an additional one half of one percent per annum if such Registration Suspension continues for more than 270 days (and such increase will be in addition to the increase set forth in clauses
(i), (ii) and (iii) and will take effect beginning on the 271st day of such Registration Suspension.

            Notwithstanding the foregoing provisions of this Section 2.4, the maximum aggregate increase in the interest rate as a result of a Shelf Registration Statement being unusable (inclusive of any interest that accrues on such Debentures pursuant to the first paragraph of this Section 2.4) will in no event exceed one and one half of one percent (1.5%) per annum. The Company shall not be required to pay Additional Interest for more than one Registration Default or Registration Suspension (but not both) if there are concurrent Registration Defaults and/or Registration Suspensions.

            Accrual of Additional Interest will cease and the interest rate will revert to the original rate, (i) in the case of a Registration Default, immediately upon the earlier to occur of (A) the cure of all Registration Defaults, or (B) the date on which the Securities that would otherwise be required to be registered on a Shelf Registration Statement, are saleable pursuant to Rule 144(k) under the Securities Act or any successor provision or are otherwise freely tradable without registration under the Securities Act; and
(ii) in the case of a Registration Suspension, immediately upon the earlier to occur of (A) the cure of all Registration Suspensions, or (B) the date on which the Securities with respect to which a usable Shelf Registration Statement is required are saleable pursuant to Rule 144(k) under the Securities Act or any successor provision or are otherwise freely tradable without registration under the Securities Act.

            Additional Interest shall accrue from and including the day following the applicable Event Date (as defined below), and shall be computed based on the actual number of days elapsed in each 90-day period in which any Registration Default or Registration Suspension continues. The Company shall notify the Trustees within three Business Days after each and every date on which an event occurs in respect of which Additional Interest is required to be paid (an "Event Date"). The Additional Interest due shall be payable by the Company in accordance with the Indenture on each interest payment date to the holder of Debentures entitled to receive the interest payment to be paid on such date as set forth in the Indenture.

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

            Upon any accrual of Additional Interest, additional distributions will accrue on the Exchangeable Preferred Securities, and upon the due date for the payment of Additional Interest to the holder of the Debentures, additional distributions shall be made in respect of the Exchangeable Preferred Securities, all in accordance with the terms of the Declaration.

         2.5 Specific Enforcement. News Corporation, the Company and the Trust acknowledge that any failure by them to comply with their respective obligations under Section 2.1 and 2.3 hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it would not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce their respective rights under Sections 2.1 and 2.3 hereof.

         2.6 Registration of News Securities. News Corporation may, in its sole discretion, but shall not be obligated to, prepare and file a registration statement with respect to the News Corporation Securities. Any News Corporation Securities delivered upon redemption of the Exchangeable Preferred Securities or the Debentures will be registered under the Securities Act or freely tradable without such registration.

     3. Registration Procedures. In connection with the obligations of News Corporation, the Company and the Trust with respect to each Shelf Registration Statement filed pursuant to Section 2.1 hereof, News Corporation, the Company and the Trust shall use their reasonable best efforts (and News Corporation shall use its reasonable best efforts to cause BSkyB to use its reasonable best efforts, solely with respect to the registration of the BSkyB Securities), as applicable, to:

             (a) prepare and file with the SEC a Shelf Registration Statement, within the relevant time period for such filing as specified in Section 2 hereof, on an appropriate form under the Securities Act, which form (i) shall be selected by News Corporation, the Company and the Trust, (ii) shall be available for the distribution of the Registrable Securities in accordance with the plan of distribution contained therein, including, if applicable, the resale of the Registrable Securities by the selling Holders thereof, (iii) shall comply as to form in all material respects with the requirements of the applicable form and include or incorporate by reference all financial statements required by the SEC to be filed therewith or incorporated by reference therein, and (iv) shall comply in all respects with the requirements of Regulation S-T under the Securities Act;

             (b) prepare and file with the SEC such amendments and post-effective amendments to the Shelf Registration Statement as may be necessary under applicable law to keep the Shelf Registration Statement effective for the Effectiveness Period; and cause each Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provision then in force) under the Securities Act and comply with the provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder applicable to them with respect to the disposition of all Securities covered by the Shelf Registration Statement during the Effectiveness Period in accordance with the plan of distribution included in the Prospectus;

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             (c) (i) notify each Holder of Registrable Securities (or, in the case of Registrable Securities held through the Depositary, the participant in the Depositary through whom such Holder holds), at least five Business Days prior to filing, that a Shelf Registration Statement with respect to the Securities is being filed; (ii) furnish to each Holder of Registrable Securities, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder may reasonably request, including financial statements and schedules and, if the Holder so requests, all exhibits in order to facilitate the public sale or other disposition of the Registrable Securities; and (iii) consent to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of Registrable Securities in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto;

             (d) use their reasonable best efforts to register or qualify the Registrable Securities under all applicable state securities or "blue sky" laws of such jurisdictions by the time the Shelf Registration Statement is declared effective by the SEC as any Holder of Registrable Securities covered by the Shelf Registration Statement shall reasonably request in advance of the filing of the Shelf Registration Statement, and do any and all other acts and things which may be reasonably necessary or advisable to enable each such Holder to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Holder; provided, however, that none of the Registrants shall be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (ii) take any action which would subject any of them to general service of process or taxation in any such jurisdiction where it is not then so subject, or (iii) conform their capitalization or the composition of their assets at the time to the securities or blue sky laws of such jurisdiction;

             (e) notify promptly each selling Holder of Registrable Securities included in the Prospectus forming part of the Shelf Registration Statement (i) when the Shelf Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective (other than any such post-effective amendment primarily for the purpose of including additional selling Holders), (ii) of any request by the SEC or any state securities authority for post-effective amendments (other than any such post-effective amendment primarily for the purpose of including additional selling Holders) and supplements to the Shelf Registration Statement and Prospectus or for additional information after the Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of any proceedings for that purpose,
(iv) of the happening of any event or the discovery of any facts during the period the Shelf Registration Statement is effective which makes any statement made in the Shelf Registration Statement or the related Prospectus untrue in any material respect or which requires the making of any changes in the Shelf Registration Statement or Prospectus in order to make the statements therein not misleading, (v) of the receipt by any Registrant of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (vi) of any determination by News Corporation, the Company, the Trust or BSkyB that a post-effective amendment to the Shelf Registration Statement would be appropriate by reason of a fundamental change in the information set forth in the Shelf

Registration Statement (but not including any such post-effective amendment primarily for the purpose of including additional selling Holders).

             (f) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Shelf Registration Statement at the earliest practicable date;

             (g) furnish to each selling Holder of Registrable Securities included in the Prospectus forming part of the Shelf Registration Statement, without charge, at least one conformed copy of the Shelf Registration Statement and any post-effective amendment thereto (other than any such post-effective amendment filed primarily for the purpose of including additional selling Holders), including financial statements and schedules (without documents incorporated therein by reference or exhibits thereto, unless requested);

             (h) with respect to Registrable Securities represented by a global certificate, facilitate the timely preparation and delivery of a new global certificate representing Securities which have been or may be sold through the Shelf Registration Statement that does not bear any restrictive legends;

             (i) upon the occurrence of any event or the discovery of any facts, such as contemplated by Sections 3(e)(iv) and 3(e)(vi) hereof, as promptly as practicable after the occurrence of such an event, use its reasonable best efforts to prepare a supplement or post-effective amendment to the Shelf Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Securities, such Prospectus will not contain at the time of such delivery any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. At such time as such public disclosure is otherwise made or the Company determines that such disclosure is not necessary, in each case to correct any misstatement of a material fact or to include any omitted material fact, the Company agrees promptly to notify each Holder of such determination and to furnish each Holder such number of copies of the Prospectus as amended or supplemented, as such Holder may reasonably request;

             (j) obtain a CUSIP number for each new global certificate referred to in Section 3(h) above, not later than the effective date of the Shelf Registration Statement;

             (k) (i) cause the Indenture, the Declaration and the Guarantees to be qualified under the Trust Indenture Act of 1939, as amended (the "TIA"), in connection with the registration of the Securities, (ii) cooperate with the Trustees and the Initial Purchasers to effect such changes to the Indenture, the Declaration and the Guarantees as may be required for such qualification in accordance with the terms of the TIA, and (iii) execute, and use its reasonable best efforts to cause the Trustees to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable the Indenture, the Declaration and the Guarantees to be so qualified in a timely manner;

             (l) take all other customary and appropriate actions in order to expedite or facilitate the disposition of the Registrable Securities; provided that in no event shall any Registrant be required to enter into any underwriting agreement with respect to the disposition of the Registrable Securities;

             (m) make available for inspection by Special Counsel and any accountant or other agent retained by the Majority Holders (collectively, the "Inspectors"), at the offices where normally kept, during reasonable business hours, such financial and other records, pertinent corporate documents and properties of News Corporation, the Company, the Trust and the Subsidiary Guarantors (collectively, the "Records") as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the officers, directors and employees of News Corporation, the Company, the Trust and the Subsidiary Guarantors to supply all such information in each case reasonably requested by any such Inspector to enable them to exercise any such due diligence responsibilities in connection with such Registration Statement. Records which any Registrant determines to be confidential or any Records which they notify the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary in connection with the Inspectors' assertion of any claims or actions or with their establishment of any defense in an action then pending before a court of competent jurisdiction, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or (iii) the information in such Records has been made generally available to the public. Each selling Holder of such Registrable Securities will be required to agree (in a written confidentiality agreement satisfactory to the Company) that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Issuer unless and until such is made generally available to the public. Each selling Holder of such Registrable Securities will be required to further agree (in a written confidentiality agreement satisfactory to the Company) that it will, prior to disclosure of such Records pursuant to clause (i) or (ii) above, give prompt notice to the Company and allow the Company and the other Registrants at their expense to undertake appropriate action to prevent disclosure to the public of the Records deemed confidential; and

             (n) otherwise comply with all applicable rules and regulations of the SEC and make available to its security holders, as soon as reasonably practicable, an earnings statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

             The Company may require each seller of Registrable Securities as to which any registration is being effected (or is proposed to be effected) to furnish to the Company such information regarding such seller and the proposed distribution of such Registrable Securities as the Company may from time to time reasonably request in writing. Each selling Holder of Registrable Securities as to which any Shelf Registration is being effected agrees to furnish to the Company, within 20 days after receipt of a request therefor, all such information; provided that any information with respect to such Seller necessary to make the information furnished to the Company by such Holder not materially misleading shall be furnished as promptly as may be practicable.

             The Company may exclude from such registration, or from any post-effective amendment or Prospectus (including any amendment or supplement thereof), the Registrable Securities of any seller who fails to furnish any such information which the

Company reasonably requires (including, without limitation, the information included in Annex A to the offering memorandum, dated March 18, 2003, with respect to the offering of the Exchangeable Preferred Securities) in order for the Registration Statement to comply with applicable law and SEC policy within a reasonable time after receiving such request (and, in any event, no later than 20 days after receipt of such request), without the accrual of Additional Interest on such excluded Registrable Securities, and shall be under no obligation to include the Registrable Securities of such seller in the Shelf Registration Statement or to compensate any such seller for any lost income, interest or other opportunity foregone, or any liability incurred, as a result of the Company's decision to exclude such seller.

             Each selling Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(e)(ii), 3(e)(iii), 3(e)(iv), 3(e)(v) or 3(e)(vi) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to a Registration Statement until such Holder receives copies of the supplemented or amended Prospectus contemplated by Section 3(i) hereof or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and, if so directed by the Company, such Holder will deliver to the Company (at the Company's expense) all copies in such Holder's possession, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. If the Company shall give any such notice to suspend the disposition of Registrable Securities, as the case may be, pursuant to a Registration Statement, each of News Corporation, the Company and the Trust shall use its reasonable best efforts (and News Corporation shall use its reasonable best efforts to cause BSkyB to use its reasonable best efforts) to file as soon as practicable an amendment or supplement to the Registration Statement and, in the case of an amendment, have such amendment declared effective as soon as practicable; provided, however, that the Company may postpone the filing of such amendment or supplement for a period not to extend beyond the Business Day after the cessation of the circumstances described below upon which such postponement is based, if the members of the Board of Directors of any Registrant (and, in the case of the Trust, the Board of Directors of the Company) determine reasonably and in good faith that such filing would require disclosure of material information which such entity has a bona fide purpose for preserving as confidential; provided, further, however, that (i) the exercise of rights under this provision shall relieve the Company of any obligation to pay Additional Interest otherwise required under Section 2.4 only if such period during which the Company may postpone the filing of such amendment or supplement does not exceed 15 days in any three month period (in addition to the 30 consecutive day period set forth in the second paragraph of Section 2.4) or the 90 day period set forth in such Section 2.4, in which case, a Registration Suspension shall not be deemed to have occurred during such period and (ii) the period during which such Registration Statement shall be maintained effective pursuant to this Agreement shall be extended by the number of days in the period from and including the date of the giving of such notice to and including the date when the Company shall have made available to the selling Holders (A) copies of the supplemented or amended Prospectus necessary to resume such dispositions or (B) the Advice.

     4. Indemnification; Contribution.

             (a) News Corporation, the Company and the Trust jointly and severally agree to indemnify and hold harmless each Holder named as a selling Holder in any

Prospectus forming part of a Shelf Registration Statement, and each Person, if any, who controls any selling Holder named in any such Prospectus within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows except to the extent otherwise provided in Section 4(b) hereof:

             (i) against any and all loss, liability, claim, damage and expense, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement (or any amendment or supplement thereto) pursuant to which Securities were registered under the Securities Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

             (ii) against any and all loss, liability, claim, damage and expense, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided, however, that (subject to Section 4(d) below) any such settlement is effected with the written consent of the Company; and

             (iii) against any and all expense, as incurred (including the fees and disbursements of counsel chosen by any indemnified party as provided therein), reasonably incurred in investigating or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to News Corporation, the Company, the Trust or BSkyB by such Holder expressly for use in the Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto), and provided further that News Corporation, the Company, and the Trust shall not indemnify any Holder from any loss, liability, claim or damage (or expense incurred in connection therewith) alleged by any person who purchased Securities from such Holder if the untrue statement, omission or allegation thereof upon which such loss, liability, claim or damage is based was made in (i) any preliminary prospectus, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Holder to such person at or prior to the written confirmation of the sale of Securities to such person, and if the Prospectus (as so amended or supplemented) corrected the untrue statement or omission giving rise to such loss, claim, damage or liability; (ii) any Prospectus used by such Holder or any Person who controls such Holder, after such time as any Registrant advised the Holder in writing that the filing of a post-effective amendment or supplement thereto was required, except the Prospectus as so amended or supplemented, if the Prospectus as amended or supplemented by such post-effective amendment or supplement would not have given rise to such loss, liability, claim or damage; or (iii) any Prospectus used after such time as the obligation hereunder to keep the same current and effective has expired.

             (b) Each Holder severally, but not jointly, agrees to indemnify and hold harmless the Registrants and the Initial Purchasers, and the other selling Holders, and each of their respective directors and officers, and each Person, if any, who controls any of the Registrants, the Initial Purchasers, or any other selling Holder within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 4(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Shelf Registration Statement (or any amendment thereto) or any Prospectus included therein (or any amendment or supplement thereto) in reliance upon and in conformity with written information with respect to such Holder furnished to News Corporation, the Company, the Trust or BSkyB by such Holder expressly for use in the Shelf Registration Statement (or any amendment thereto) or such Prospectus (or any amendment or supplement thereto); provided, however, that no such Holder shall be liable for any claims hereunder in excess of the amount of net proceeds received by such Holder from the sale of Registrable Securities pursuant to the Registration Statement.

             (c) Each indemnified party shall give written notice as promptly as reasonably practicable to each indemnifying party of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, and the indemnifying party shall assume the defense thereof, including the employment of counsel satisfactory to the indemnified party, and the payment of all expenses. Any omission to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. Any such indemnified party shall have the right to employ separate counsel in any such action or proceeding and to participate in the defense thereof, but the fees and expenses of such separate counsel shall be paid by such indemnified party unless (a) the indemnifying party has agreed to pay such fees and expenses or (b) the indemnifying party shall have failed to assume the defense of such action or proceeding and employ counsel reasonably satisfactory to the indemnified party in any such action or proceeding or (c) the named parties to any such action of proceeding (including any impleaded parties) include both such indemnified party and indemnifying party, and the indemnified party shall have been advised by its counsel that there may be a conflict of interest between such indemnified party and indemnifying party in the conduct of the defense of such action (in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action or proceeding on behalf of such indemnified party), it being understood, however, that the indemnifying party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (unless the members of such firm are not admitted to practice in a jurisdiction where an action is pending, in which case the indemnifying party shall pay the reasonable fees and expenses of one additional firm of attorneys to act as local counsel in such jurisdiction, provided the services of such counsel are substantially limited to that of appearing as attorneys of record) at any time for all indemnified parties, which firm shall be designated in writing by the indemnified party. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 4 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

             (d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 4(a)(ii) hereof effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into, and
(iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement. Notwithstanding the immediately preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party shall not be liable for any settlement of the nature contemplated by Section 4(a)(ii) effected without its prior written consent if such indemnifying party
(i) reimburses such indemnified party in accordance with such request to the extent it considers such request to be reasonable and (ii) provides written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.

             (e) In order to provide for just and equitable contribution in circumstances under which any of the indemnity provisions set forth in this
Section 4 is for any reason held to be unavailable to the indemnified parties although applicable in accordance with its terms, News Corporation, the Company, the Trust, the Initial Purchasers and the Holders agree that each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, liabilities, claims, damages or expenses; provided, however, that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person that was not guilty of such fraudulent misrepresentation. As between News Corporation, the Company and the Trust on the one hand and the Initial Purchasers and the Holders on the other, such parties shall contribute to such aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement in such proportion as shall be appropriate to reflect the relative fault of the Registrants on the one hand and of the Initial Purchasers and the Holders, as the case may be, on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

             (f) The relative fault of the Registrants on the one hand and the Initial Purchasers and the Holders on the other hand shall be determined by reference to, amount other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Registrants, the Initial Purchasers or the Holders and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

             (g) News Corporation, the Company, the Trust, the Initial Purchasers and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 4.

             (h) For purposes of this Section 4, each Person, if any, who controls a Holder or an Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as such Holder or Initial Purchaser, and each Person, if any, who controls any Registrant within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as any Registrant.

     5. Miscellaneous.

         5.1 Rule 144 and Rule 144A. For so long as News Corporation is subject to the reporting requirements of Section 13 or 15 of the Exchange Act, News Corporation covenants that it will file the reports required to be filed by it under the Securities Act and Section 13(a) or 15(d) of the Exchange Act and the rules and regulations adopted by the SEC thereunder. If News Corporation ceases to be so required to file such reports, News Corporation covenants that it will upon the request of any Holder of Registrable Securities (a) deliver to a prospective purchaser such information as is necessary to permit sales pursuant to Rule 144A under the Securities Act and it will take such further action as any Holder of Registrable Securities may reasonably request, and (b) take such further action that is reasonable in the circumstances, in each case, to the extent required from time to time to enable such Holder to sell its Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, (ii) Rule 144A under the Securities Act, as such Rule may be amended from time to time, or (iii) any similar rules or regulations hereafter adopted by the SEC. Notwithstanding the foregoing, nothing in this Section 5.1 shall be deemed to require News Corporation to register any of its securities under the Exchange Act.

     Upon the reasonable request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements. The Company's obligations under this Section 5.1 shall terminate upon the consummation of the Effectiveness Period.

         5.2 No Inconsistent Agreements. The Company has not entered into and the Company will not after the date of this Agreement enter into any agreement which is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not and will not for the term of this Agreement in any way conflict with the rights granted to the initial purchasers of the Company's other issued and outstanding securities under any such agreements.

         5.3 Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless News Corporation, the Company and the Trust consent thereto in writing and the written consent of Holders of at least a majority in aggregate redemption value (calculated as set forth in the definition of Majority Holders herein) of the then outstanding Registrable Securities affected by such amendment, modification, supplement, waiver or departure has been obtained.

         5.4 Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, registered first-class mail, telecopier, or any courier guaranteeing overnight delivery (a) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this Section 5.4, which address initially is the address set forth in the Purchase Agreement with respect to the Initial Purchasers; and (b) if to News Corporation, the Company or the Trust initially at the Company's address set forth in the Purchase Agreement, and thereafter at such other address of which notice is given in accordance with the provisions of this Section 5.4.

     All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged, if telecopied; and on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery.

         5.5 Successor and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of parties, including, without limitation and without the need for an express assignment, Holders of the Securities; provided, however, that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Securities in violation of the terms of the Declaration, the Purchase Agreement or the Indenture.

     If any transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such Person shall be entitled to receive the benefits hereof.

         5.6 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         5.7 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         5.8 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

         5.9 Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

                            [Signature Page Follows]

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                  THE NEWS CORPORATION LIMITED


                                  By: /s/ Arthur M. Siskind
                                      ---------------------------------------
                                      Name:  Arthur M. Siskind
                                      Title: Senior Executive Vice President



                                  NEWS AMERICA INCORPORATED


                                  By: /s/ Arthur M. Siskind
                                      ---------------------------------------
                                      Name:  Arthur M. Siskind
                                      Title: Senior Executive Vice President



                                  NEWS CORPORATION FINANCE TRUST II


                                  By: /s/ Arthur M. Siskind
                                      ---------------------------------------
                                      Name:  Arthur M. Siskind
                                      Title: Regular Trustee


                                  By: /s/ Paula M. Wardynski
                                      ---------------------------------------
                                      Name:  Paula M. Wardynski
                                      Title: Regular Trustee


Confirmed and accepted as of the date first above written:

As representatives of the Initial Purchasers listed on Annex I hereto:

SALOMON SMITH BARNEY INC.

By: /s/ Daniel Richards
    ------------------------------
    Name:  Daniel Richards
    Title: Managing Director


J.P. MORGAN SECURITIES INC.

By: /s/ J. Andrew Sanford
    ------------------------------
    Name:  J. Andrew Sanford
    Title: Managing Director

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